Exhibit 99.1

Press Release

iStar Announces Fourth Quarter and Fiscal Year 2015 Results

•            Full year adjusted income allocable to common shareholders was $84 million, or $0.81 per diluted common share.

•            Quarterly adjusted income allocable to common shareholders was $39 million, or $0.34 per diluted common share.

•            Current unrestricted cash balance is approximately $650 million.

•            Repurchased 9.2 million shares since the beginning of the fourth quarter through February 24th.

NEW YORK, February 25, 2016

iStar (NYSE: STAR) today reported results for the fourth quarter and fiscal year ended December 31, 2015.

Fourth Quarter 2015 Results

iStar reported adjusted income allocable to common shareholders for the fourth quarter of $38.5 million, or $0.34 per diluted common share, an increase from $28.3 million, or $0.26 per diluted common share for the fourth quarter 2014.

Adjusted income represents net income computed in accordance with GAAP, prior to the effects of certain non-cash items. Please see the financial tables that follow the text of this press release for the Company’s calculations of adjusted income and reconciliation to GAAP net income (loss).

Net income allocable to common shareholders for the fourth quarter was $7.7 million, or $0.09 per diluted common share, compared to a loss of $(13.3) million, or $(0.16) per diluted common share for the fourth quarter 2014.

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Fiscal Year 2015 Results

iStar reported adjusted income allocable to common shareholders for the year ended December 31, 2015 of $84.0 million, or $0.81 per diluted common share, compared to $109.4 million, or $1.00 per diluted common share for the year ended December 31, 2014.

“We took a cautious view in the fourth quarter regarding new investments, opting to maintain a significant cash balance. At the same time, we exceeded our adjusted income goals by realizing upon the work and value created within our development businesses,” said Jay Sugarman, iStar’s chairman and chief executive officer.

Net income (loss) allocable to common shareholders for the year was $(52.7) million, or $(0.62) per diluted common share, compared to $(33.7) million, or $(0.40) per diluted common share for the year ended December 31, 2014.

Capital Markets

The Company continued its stock repurchase activity, completing open market purchases of 9.2 million shares for $102.1 million from the beginning of the fourth quarter through February 24th. Since the beginning of 2015 to date, iStar repurchased 12.5 million shares, net, of common stock and common stock equivalents, or 14.2% of outstanding iStar common equity, for an aggregate of $132.2 million at an average price of $10.59 per share.

On February 15, 2016, the Board of Directors authorized a new $50 million stock repurchase program.

The Company’s weighted average cost of debt for the fourth quarter was 5.4%, down from 5.5% for the fourth quarter of last year. The Company’s leverage was 2.1x at December 31, 2015, the low end of the Company’s targeted range of 2.0x — 2.5x. Please see the financial tables that follow the text of this press release for a calculation of the Company’s leverage.

Investment Activity

iStar funded a total of $92.5 million during the quarter associated with new investments, prior financing commitments and ongoing development, bringing total fundings for the year to $662.5 million.

iStar generated $223.0 million of repayments and sales during the fourth quarter, bringing total proceeds for the year to $971.2 million.

The Company’s current balance of unrestricted cash is approximately $650 million.

Portfolio Overview

At December 31, 2015, the Company’s portfolio totaled $5.09 billion, which is gross of $462.6 million of accumulated depreciation and $36.0 million of general loan loss reserves.

Real Estate Finance

At December 31, 2015, the Company’s real estate finance portfolio totaled $1.64 billion, gross of general loan loss reserves. The portfolio included $1.58 billion of performing loans with a weighted average maturity of 2.3 years. The performing loans were comprised of 56% first mortgages / senior loans and 44% mezzanine / subordinated debt. The performing loans had a weighted average last dollar loan-to-value ratio of 67% and generated an 8.3% yield for the quarter. The Company invested $43.1 million and received $62.9 million of proceeds within its real estate finance portfolio during the quarter.

At December 31, 2015, the Company’s non-performing loans (NPLs) had a carrying value of $60.3 million, down from $82.6 million in the third quarter. The Company recorded a $5.6 million provision for loan losses during the quarter. At December 31, 2015, loan loss reserves totaled $108.2 million, comprised of $36.0 million of general reserves and $72.2 million of asset specific reserves.

Net Lease

At the end of the quarter, iStar’s net lease portfolio totaled $1.56 billion, gross of $377.4 million of accumulated depreciation. During the quarter, the Company received $61.4 million of sales proceeds from its net lease portfolio and recorded $24.5 million of gains associated with these sales.

The Company’s net lease portfolio totaled 18 million square feet across 33 states. Occupancy for the portfolio was 96.4% at the end of the quarter, with a weighted average remaining lease term of 14.9 years. The net lease portfolio generated an unleveraged yield of 8.4% for the quarter.

Operating Properties

At the end of the quarter, iStar’s operating properties portfolio totaled $709.0 million, gross of $79.1 million of accumulated depreciation, and was comprised of $571.8 million of commercial and $137.2 million of residential real estate properties. During the quarter, the Company invested $23.3 million within its operating properties portfolio and received $19.7 million of proceeds from sales.

Commercial Operating Properties

The Company’s commercial operating properties represent a diverse pool of assets across a broad range of geographies and collateral types including office, retail and hotel properties. These properties generated $26.3 million of revenue offset by $19.5 million of expenses during the quarter. iStar generally seeks to reposition or redevelop these assets with the objective of maximizing their values through the infusion of capital and/or intensive asset management efforts.

At the end of the quarter, the Company had $123.8 million of stabilized commercial operating properties that were 89% leased and generated an unleveraged yield of 8.8% for the quarter. The remainder of the commercial operating portfolio was comprised of $448.0 million of transitional properties that were 65% leased and generated an unleveraged yield of 2.8% for the quarter. iStar is actively working to lease up and stabilize these properties.

During the quarter, the Company executed commercial operating property leases covering approximately 83,000 square feet.

Residential Operating Properties

At the end of the quarter, the residential operating portfolio was comprised of condominium units generally located within luxury projects in major U.S. cities. During the quarter, iStar sold 19 condominium units, resulting in $14.6 million of proceeds and recorded $3.6 million of income, offset by $2.5 million of expenses.

Land & Development

At the end of the quarter, the Company’s land & development portfolio totaled $1.11 billion, with seven projects in production, 10 in development and 13 in the pre-development phase. These projects are collectively entitled for approximately 30,000 lots and units.

For the quarter, the Company’s land and development portfolio generated $71.1 million of revenues, offset by $44.6 million of cost of sales, plus $3.0 million from land development equity method investments. This resulted in total gross margin and earnings from equity method investments of $29.5 million compared $15.7 million for the same period last year.  During the quarter, the Company invested $25.1 million in its land portfolio.

For the year, the Company’s gross margin and earnings from equity method investments grew to $49.5 million from $17.3 million in the prior year.

“We are beginning to realize the embedded value in our land portfolio and development efforts over the past few years as sales and profitability grew significantly year-over-year,” said Sugarman. “We look forward to continuing our efforts to unlock the value in our land portfolio during 2016.”

•                              •                              •

iStar (NYSE: STAR) finances, invests in and develops real estate and real estate related projects as part of its fully-integrated investment platform. Building on over two decades of experience and more than $35 billion of transactions, iStar brings uncommon capabilities and new ways of thinking to commercial real estate and adapts its investment strategy to changing market conditions. The Company is structured as a real estate investment trust (“REIT”), with a diversified portfolio focused on larger assets located in major metropolitan markets.

iStar will hold a quarterly earnings conference call at 10:00 a.m. ET today, February 25, 2016. This conference call will be broadcast live over the internet and can be accessed by all interested parties through iStar’s website, www.istar.com. To listen to the live call, please go to the website’s “Investor” section at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those who are not available to listen to the live broadcast, a replay will be available shortly after the call on iStar’s website.

Note: Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although iStar believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from iStar’s expectations include general economic conditions and conditions in the commercial real estate and credit markets, the Company’s ability to generate liquidity and to repay indebtedness as it comes due, additional loan loss provisions, the amount and timing of asset sales, changes in NPLs, repayment levels, the Company’s ability to make new investments, the Company’s ability to maintain compliance with its debt covenants, the Company’s ability to generate income and gains from operating properties and land and other risks detailed from time to time in iStar SEC reports.

Company Contacts:

David M. DiStaso, Chief Financial Officer

Jason Fooks, Vice President of Investor Relations & Marketing

1114 Avenue of the Americas

New York, NY 10036

(212) 930-9400

investors@istar.com

iStar

Consolidated Statements of Operations

(In thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
REVENUES
Operating lease income	$58,730	$59,334	$229,720	$243,100
Interest income	32,463	28,565	134,687	122,704
Other income	9,718	18,780	49,931	81,033
Land development revenue	71,114	3,271	100,216	15,191
Total revenues	$172,025	$109,950	$514,554	$462,028
COST AND EXPENSES
Interest expense	$57,302	$55,073	$224,639	$224,483
Real estate expense	35,607	38,937	146,750	163,389
Land development cost of sales	44,554	2,812	67,382	12,840
Depreciation and amortization	15,443	18,414	65,247	73,571
General and administrative(1)	18,757	18,780	81,277	88,287
Provision for (recovery of) loan losses	5,623	5,151	36,567	(1,714)
Impairment of assets	4,934	12,893	10,524	34,634
Other expense	29	1,433	6,374	6,340
Total costs and expenses	$182,249	$153,493	$638,760	$601,830
Income (loss) before other items	$(10,224)	$(43,543)	$(124,206)	$(139,802)
Income from sales of real estate	27,794	28,478	93,816	89,943
Earnings from equity method investments	6,249	18,057	32,153	94,905
Income tax expense	(3,843)	(4,531)	(7,639)	(3,912)
Loss on early extinguishment of debt	(2)	(416)	(281)	(25,369)
Net income (loss)	$19,974	$(1,955)	$(6,157)	$15,765
Net (income) loss attributable to noncontrolling interests	546	1,071	3,722	704
Net income (loss) attributable to iStar	$20,520	$(884)	$(2,435)	$16,469
Preferred dividends	(12,830)	(12,830)	(51,320)	(51,320)
Net (income) loss allocable to HPU holders and Participating Security holders(2)	(5)	442	1,080	1,129
Net income (loss) allocable to common shareholders	$7,685	$(13,272)	$(52,675)	$(33,722)

(1) For the three months ended December 31, 2015 and 2014, includes $1,947 and $4,770 of stock-based compensation expense, respectively.  For the twelve months ended December 31, 2015 and 2014, includes $12,013 and $13,314 of stock-based compensation expense, respectively.

(2) HPU Holders are current and former Company employees who purchased high performance common stock units under the Company’s High Performance Unit Program. During the twelve months ended December 31, 2015, the Company repurchased and retired 100% of the outstanding HPU shares through an exchange offer. Participating Security holders are non-employee directors who hold common stock equivalents and restricted stock awards granted under the Company’s LTIP who are eligible to participate in dividends.

iStar

Earnings Per Share Information

(In thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
EPS INFORMATION FOR COMMON SHARES
Income (loss) from continuing operations attributable to iStar(1)(2)
Basic	$0.09	$(0.16)	$(0.62)	$(0.40)
Diluted	$0.09	$(0.16)	$(0.62)	$(0.40)
Net income (loss)
Basic	$0.09	$(0.16)	$(0.62)	$(0.40)
Diluted	$0.09	$(0.16)	$(0.62)	$(0.40)
Adjusted income
Basic	$0.46	$0.33	$0.99	$1.29
Diluted	$0.34	$0.26	$0.81	$1.00
Weighted average shares outstanding
Basic	83,162	85,188	84,987	85,031
Diluted (for net income per share)	83,581	85,188	84,987	85,031
Diluted (for adjusted income per share)	127,775	129,954	129,589	129,789
Common shares outstanding at end of period	81,109	85,191	81,109	85,191

(1) Including preferred dividends, net (income) loss attributable to noncontrolling interests and income from sales of real estate.

(2) During the twelve months ended December 31, 2015, the Company repurchased and retired 100% of the outstanding HPU shares through an exchange offer.  A portion of income during the twelve months ended December 31, 2015 and in all periods during 2014 is allocable to HPU holders.

iStar

Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	December 31, 2015	December 31, 2014
ASSETS

Real estate
Real estate, at cost	$2,050,541	$2,276,913
Less: accumulated depreciation	(456,558)	(460,482)
Real estate, net	$1,593,983	$1,816,431
Real estate available and held for sale	137,274	167,303
	$1,731,257	$1,983,734
Land and development	1,001,963	978,962
Loans receivable and other lending investments, net	1,601,985	1,377,843
Other investments	254,172	354,119
Cash and cash equivalents	711,101	472,061
Accrued interest and operating lease income receivable, net	18,436	16,367
Deferred operating lease income receivable	97,421	98,262
Deferred expenses and other assets, net	206,557	181,785
Total assets	$5,622,892	$5,463,133

LIABILITIES AND EQUITY

Accounts payable, accrued expenses and other liabilities	$214,835	$180,902
Loan participations payable, net	152,326	—
Debt obligations, net	4,143,683	4,022,684
Total liabilities	$4,510,844	$4,203,586

Redeemable noncontrolling interests	$10,718	$11,199

Total iStar shareholders’ equity	$1,059,112	$1,197,092
Noncontrolling interests	42,218	51,256
Total equity	$1,101,330	$1,248,348

Total liabilities and equity	$5,622,892	$5,463,133

iStar

Segment Analysis

(In thousands)

(unaudited)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2015

	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Operating lease income	$—	$39,982	$18,599	$149	$—	$58,730
Interest income	32,463	—	—	—	—	32,463
Other income	903	225	7,568	56	966	9,718
Land development revenue	—	—	—	71,114	—	71,114
Earnings from equity method investments	—	951	361	2,964	1,973	6,249
Income from sales of real estate	—	24,497	3,297	—	—	27,794
Total revenue and other earnings	$33,366	$65,655	$29,825	$74,283	$2,939	$206,068
Real estate expense	—	(5,590)	(22,076)	(7,941)	—	(35,607)
Land development cost of sales	—	—	—	(44,554)	—	(44,554)
Other expense	(32)	—	—	—	3	(29)
Allocated interest expense	(14,281)	(16,378)	(6,565)	(8,402)	(11,676)	(57,302)
Allocated general and administrative(1)	(3,378)	(3,923)	(1,690)	(2,729)	(5,090)	(16,810)
Segment profit (loss)	$15,675	$39,764	$(506)	$10,657	$(13,824)	$51,766

(1) Excludes $1,947 of stock-based compensation expense.

iStar

Segment Analysis

(In thousands)

(unaudited)

FOR THE TWELVE MONTHS ENDED DECEMBER, 2015

	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Operating lease income	$—	$151,481	$77,454	$785	$—	$229,720
Interest income	134,687	—	—	—	—	134,687
Other income	9,737	357	34,637	1,219	3,981	49,931
Land development revenue	—	—	—	100,216	—	100,216
Earnings from equity method investments	—	5,221	1,663	16,683	8,586	32,153
Income from sales of real estate	—	40,082	53,734	—	—	93,816
Total revenue and other earnings	$144,424	$197,141	$167,488	$118,903	$12,567	$640,523
Real estate expense	—	(21,855)	(95,888)	(29,007)	—	(146,750)
Land development cost of sales	—	—	—	(67,382)	—	(67,382)
Other expense	(2,291)	—	—	—	(4,083)	(6,374)
Allocated interest expense	(57,109)	(66,504)	(28,014)	(32,087)	(40,925)	(224,639)
Allocated general and administrative(1)	(13,128)	(15,569)	(6,988)	(11,488)	(22,091)	(69,264)
Segment profit (loss)	$71,896	$93,213	$36,598	$(21,061)	$(54,532)	$126,114

(1) Excludes $12,013 of stock-based compensation expense.

AS OF DECEMBER 31, 2015

	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Corporate / Other	Total
Real estate
Real estate, at cost	$—	$1,489,895	$560,646	$—	$—	$2,050,541
Less: accumulated depreciation	—	(377,416)	(79,142)	—	—	(456,558)
Real estate, net	$—	$1,112,479	$481,504	$—	$—	$1,593,983
Real estate available and held for sale	—	—	137,274	—	—	137,274
Total real estate	$—	$1,112,479	$618,778	$—	$—	$1,731,257
Land and development	—	—	—	1,001,963	—	1,001,963
Loans receivable and other lending investments, net	1,601,985	—	—	—	—	1,601,985
Other investments	—	69,096	11,124	100,419	73,533	254,172
Total portfolio assets	$1,601,985	$1,181,575	$629,902	$1,102,382	$73,533	$4,589,377
Cash and other assets						1,033,515
Total assets						$5,622,892

iStar

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
ADJUSTED INCOME (1)
Reconciliation of Net Income to Adjusted Income
Net income (loss) allocable to common shareholders	$7,685	$(13,272)	$(52,675)	$(33,722)
Add: Depreciation and amortization	17,207	19,763	72,132	76,287
Add: Provision for (recovery of) loan losses	5,623	5,151	36,567	(1,714)
Add: Impairment of assets	6,100	12,893	18,509	34,634
Add: Stock-based compensation expense	1,947	4,770	12,013	13,314
Add: Loss on early extinguishment of debt	2	416	281	25,369
Less: HPU/Participating Security allocation	(21)	(1,386)	(2,850)	(4,791)
Adjusted income allocable to common shareholders	$38,543	$28,335	$83,977	$109,377

(1) Adjusted Income (loss) allocable to common shareholders should be examined in conjunction with net income (loss) as shown in the Consolidated Statements of Operations. This non-GAAP financial measure should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s performance, or to cash flows from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs or available for distribution to shareholders. It should be noted that the Company’s manner of calculating this non-GAAP financial measure may differ from the calculations of similarly-titled measures by other companies. Management believes that it is useful to consider Adjusted Income because the adjustments are non-cash items that do not necessarily reflect an actual change in the long-term economic value or performance of our assets. Management considers this non-GAAP financial measure as supplemental information to net income in analyzing the performance of our underlying business. Depreciation and amortization includes our proportionate share of depreciation and amortization expense relating to equity method investments and excludes the portion of depreciation and amortization expense allocable to non-controlling interests. Impairment of assets includes impairments on cost and equity method investments recorded in other income and earnings from equity method investments, respectively.

iStar

Supplemental Information

(In thousands)

(unaudited)

Twelve Months Ended December 31, 2015
OPERATING STATISTICS

Expense Ratio
General and administrative expenses (A)	$81,277
Average total assets (B)	$5,610,953
Expense Ratio (A) / (B)	1.4%

As of
December 31, 2015
Leverage
Book debt	$4,143,683
Less: Cash and cash equivalents	(711,101)
Net book debt (C)	$3,432,582

Book equity	$1,101,330
Add: Accumulated depreciation and amortization(1)	514,801
Add: General loan loss reserves	36,000
Sum of book equity, accumulated D&A and general loan loss reserves (D)	$1,652,131
Leverage (C) / (D)	2.1x

UNENCUMBERED ASSETS / UNSECURED DEBT

Unencumbered assets (E)(2)	$4,681,809
Unsecured debt (F)	$3,321,125
Unencumbered Assets / Unsecured Debt (E) / (F)	1.4x

(1) Accumulated depreciation and amortization includes iStar’s proportionate share of accumulated depreciation and amortization relating to equity method investments.

(2) Unencumbered assets are calculated in accordance with the indentures governing the Company’s unsecured debt securities.

iStar

Supplemental Information

(In thousands)

(unaudited)

As of
December 31, 2015
UNFUNDED COMMITMENTS

Performance-based commitments	$728,000
Strategic investments	45,940
Discretionary fundings	5,000
Total Unfunded Commitments	$778,940

LOAN RECEIVABLE CREDIT STATISTICS

	As of
	December 31, 2015		December 31, 2014

Carrying value of NPLs /
As a percentage of total carrying value of loans	$60,327	3.9%	$65,047	5.5%

Total reserve for loan losses /
As a percentage of total gross carrying value of loans(1)	$108,165	6.6%	$98,490	7.6%

(1) Gross carrying value represents iStar’s carrying value of loans, gross of loan loss reserves.

iStar

Supplemental Information

(In millions)

(unaudited)

PORTFOLIO STATISTICS AS OF DECEMBER 31, 2015(1)

Property Type	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Land & Development	$45	$—	$—	$1,108	$1,153	23%
Office / Industrial	154	854	136	—	1,144	22%
Mixed Use / Collateral	546	—	257	—	803	16%
Hotel	349	136	55	—	540	11%
Entertainment / Leisure	—	502	—	—	502	10%
Condominium	250	—	137	—	387	8%
Retail	78	58	124	—	260	5%
Other Property Types	216	9	—	—	225	4%
Strategic Investments	—	—	—	—	74	1%
Total	$1,638	$1,559	$709	$1,108	$5,088	100%

Geography	Real Estate Finance	Net Lease	Operating Properties	Land & Dev	Total	% of Total
Northeast	$928	$383	$—	$229	$1,540	30%
West	78	410	58	357	903	18%
Southeast	136	235	277	152	800	16%
Mid-Atlantic	227	140	142	203	712	14%
Southwest	53	169	143	150	515	10%
Central	155	80	58	6	299	6%
Various	61	142	31	11	245	5%
Strategic Investments	—	—	—	—	74	1%
Total	$1,638	$1,559	$709	$1,108	$5,088	100%

(1) Based on carrying value of the Company’s total investment portfolio, gross of accumulated depreciation and general loan loss reserves.

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